
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      19,244,137
<SECURITIES>                                         0
<RECEIVABLES>                                  290,942<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              20,576,290<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                20,576,290<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               384,594<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               577,396
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (192,802)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (192,802)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (192,802)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include receivable from DWR of $220,935 and interest receivable of $70,007.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $941,751, and net option premiums of $99,460.
<F3>Liabilities include redemptions payable of $266,656, accrued management fees of $51,408, and accrued administrative expenses of $13,054.
<F4>Total revenue includes realized trading revenue of $439,886, net change in unrealized of $(262,947) and interest income of $207,655.

